================================================================================

     As filed with the Securities and Exchange Commission on May 28, 1999

                                                      Registration No. 333-60711


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8/A

                   Post-Effective Amendment No. 1 to Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                               BORDERS GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                                      38-3196915
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
 of incorporation or organization)

                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
               (Address of principal executive offices) (Zip Code)

                      Borders Group, Inc. Stock Option Plan
                           For International Employees
                            (Full title of the plan)

                             Thomas D. Carney, Esq.
                  Vice President, Secretary and General Counsel
                               Borders Group, Inc.
                                100 Phoenix Drive
                            Ann Arbor, Michigan 48108
                                 (734) 477-1100
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


=====================================================================================================================
                          Amount of Securities      Proposed Maximum       Proposed Maximum
 Title of Securities to     to be Registered       Offering Price Per     Aggregate Offering          Amount of
     be Registered                                     Share (1)                 Price          Registration Fee (2)
=====================================================================================================================
      Common Stock         850,000 shares (3)           $30.625               $26,031,250              $7,680
=====================================================================================================================

(1)      Based upon market price on August 3, 1998.
(2)      Fee previously paid.
(3) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the Borders Group, Inc. Stock Option Plan for International Employees.

                              EXPLANATORY STATEMENT

         The purpose of this Post-Effective Amendment is to add footnote (3) to the Calculation of Registration Fee table set forth above.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this 28th day of May, 1999.

                                  BORDERS GROUP, INC.


                                  By:    /s/ Robert F. DiRomualdo
                                         -----------------------------
                                         Robert F. DiRomualdo
                                         Chairman, Chief Executive Officer,
                                         President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Name                                           Title                               Date
                     ----                                           -----                               ----
                                                     Chairman, Chief Executive Officer,
  /s/ Robert F. DiRomualdo                                President and Director                   May 28, 1999
-----------------------------------------------         (Principal Executive Officer)
Robert F. DiRomualdo

  /s/ George R. Mrkonic                                   Vice Chairman and Director               May 28, 1999
-----------------------------------------------
George R. Mrkonic
                                                  Senior Vice President and Chief Financial
  /s/ Kenneth E. Scheve                          Officer (Principal Financial and Accounting       May 28, 1999
-----------------------------------------------                    Officer)
Kenneth E. Scheve

 /s/ Peter R. Formanek                                             Director                        May 28, 1999
-----------------------------------------------
Peter R. Formanek

  /s/ Victor L. Lund                                               Director                        May 28, 1999
-----------------------------------------------
Victor L. Lund

  /s/ Edna Greene Medford                                          Director                        May 28, 1999
-----------------------------------------------
Edna Greene Medford

  /s/ Larry Pollock                                                Director                        May 28 , 1999
-----------------------------------------------
Larry Pollock

  /s/ Leonard A. Schlesinger                                       Director                        May 28, 1999
-----------------------------------------------
Leonard A. Schlesinger